UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 11, 2017

GREEN ENVIROTECH HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-54395	32-0218005
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

14699 Holman Mtn.
Jamestown CA	95327
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(209) 848-4384

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 11, 2017, Green EnviroTech Holdings Corp. (through its wholly owned subsidiary GETH CFP, Inc.) entered into a real property lease with the Lawrence Economic Development Corporation for the location of its Carbon Finishing Plant in Lawrence County, Ohio. Construction will begin immediately and the initial 10-year term will begin June 1, 2017. The rent for a minimum of 11,200 square feet will be fixed at $4.00 per square foot per year for the initial term. The lease provides for up to three additional five-year renewal terms, and includes an option and right of first refusal for a total of up to 170,000 square feet.

ITEM 8.01—OTHER EVENTS

On April 18, 2017, Green EnviroTech Holdings Corp. will issue a press release announcing its entry into this agreement, a copy of which is attached as Exhibit 99.01.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location

Item 10	Material Contracts
10.26	Real Property Lease between Lawrence Economic Development Corporation and GETH CFP, Inc., dated April 11, 2017	To be filed

Item 99	Miscellaneous
99.01	Press release dated April 18, 2017	Attached

* All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENVIROTECH HOLDINGS CORP.

Dated: April 17, 2017	By:	/s/ Chris Bowers
Chris Bowers, Chief Executive Officer

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